UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2006, the Registrant issued a press release announcing its financial results for the first quarter of fiscal year 2006 including the appointment of C. Harry Knowles as interim chief executive officer as described in Item 5.02 below. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In the press release, the Registrant provided certain non-GAAP data reflecting the impact on its results of operations of the adoption of SFAS No. 123(R), Share-Based Payment (“123(R)”). 123(R) requires the expensing of share-based compensation cost.

The Registrant reported that gross margin was 39.6% for the three month period ended March 31, 2006, a decrease of 3.3% from the comparable period in 2005. If the Registrant had not been required to adopt 123(R), normalized gross margin would have been 40.1% for the three month period ended March 31, 2006, a decrease of 2.8% from the comparable period in 2005. Operating expenses were $17.3 million for the three month period ended March 31, 2006, an increase of $3.9 million or 29.4% above the comparable period in 2005. If the Registrant had not been required to adopt 123(R), normalized operating expenses would have been $16.1 million, an increase of $2.7 million or 20.3%. Net income was $4.4 million or $0.19 per fully diluted share for the three month period ended March 31, 2006, an increase of $0.5 million or $0.02 per fully diluted share over the comparable period in 2005. If the Registrant had not been required to adopt 123(R), net income would have been approximately $5.3 million or $0.23 per fully diluted share for the three month period ended March 31, 2006, an increase of $1.4 million or $0.04 per fully diluted share on a normalized basis over the comparable period in 2005.

Comparable results for the first quarter 2005 do not reflect the effects of adopting SFAS No. 123(R), which was not yet in effect. The press release provides a reconciliation of GAAP-results to non-GAAP results. The non-GAAP data is intended to provide investors with a more complete understanding of the Registrant’s financial results but must be used in conjunction with the Registrant’s GAAP-results and not on a stand-alone basis.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2006, effective as of May 15, 206, the Registrant appointed C. Harry Knowles as interim Chief Executive Officer.

Mr. Knowles, 77, is the founder of the Registrant and has been Chairman of the Board of Directors since the Registrant’s inception. Mr. Knowles served as Chief Executive Officer from 1985 until June 2004. Mr. Knowles served as President of the Registrant from its inception through 1982 and from 1985 until February 2000. In addition, Mr. Knowles served as Chief Technical Officer with responsibility for all of the Registrant’s research and development activities from 1982 to 1985. From 1988 until June 2004, Mr. Knowles also served as a Managing Director of Metrologic Instruments GmbH. Mr. Knowles is married to Janet H. Knowles, the Vice President, Administration, Treasurer, Secretary and a director of the Registrant.

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Item 7.01	Regulation FD Disclosure

See disclosure under Item 2.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Description of Document
99.1	Press Release dated May 9, 2006 announcing the Registrant’s reporting of its financial results for the first quarter of fiscal year 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc. (Registrant)

May 15, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

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